Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-281024, No. 333-276819, No. 333-269664, No. 333-263096, No. 333-236818, No. 333-229970, No. 333-223231, No. 333-216274, No. 333-209792, and No. 333-206179) of AppFolio, Inc. of our report dated February 6, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 6, 2025